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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

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RVUE HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

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Nevada	000-54348	94-3461079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17W220 22nd Street, Suite #200	60181
Oakbrook Terrace, Illinois	(Zip Code)
(Address of Principal Executive Offices)

(312) 361-3368

Registrant’s telephone number, including area code

275 North York Street

Elmhurst, Illinois 60126

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

rVue Holdings, Inc. (the “Company”) entered into a Subscription Agreement (the “Agreement”) with Acorn Composite Corp. (“Acorn”) on January 26, 2016, pursuant to which Acorn has agreed to provide short- and mid-term equity financing (the “Transaction”) on the terms described below.  The key terms of the Transaction are as follows:

Regular Purchases:  The Agreement provides for an initial sale of $270,000 worth of common stock to Acorn at closing and gives the Company the right, but not the obligation, to sell additional shares of common stock to Acorn, up to $90,000 per month over a period of nine (9) months, if the Company certifies in writing to Acorn that it has an operational need for such funds.  The total available amount of these “Regular Purchases” is $1,080,000.

Take-Out Purchases:  The Agreement also gives the Company the right, but not the obligation, to issue additional shares of common stock to Acorn, if, as and when needed to retire the Company’s current convertible note financing with Carebourn Capital, L.P. and Typenex Co-Investment, LLC.  The total available amount of these “Take-Out Purchases” is $396,100.  Management currently believes that Typenex will not elect to permit additional borrowings under its financing documents, so the total amount of cash required to retire the convertible note financings should be substantially less, particularly if the parties elects to repay some or all of this indebtedness by conversion into common stock.

Price per Share: The price per share for the Regular Purchases is $0.013 per share, and the price per share for the Take-Out Purchases is $0.011 per share, representing discounts to the per share price at which the Company’s common stock has traded in recent months.  Management believes that these discounts are appropriate and consistent with the market for private placements of large amounts of the Company’s common stock, following an intensive search for financing conducted during 2015.

Call Option: To the extent that the Company does not elect to sell Acorn the full amount of shares permitted as Regular Purchases and Take-Out Purchases, Acorn will hold a call option, exercisable at any time through late 2020, to purchase any remaining available shares from the Company at the prices set forth above.

Subscription Agreement: Unlike other potential equity financing arrangements reviewed by the Company, the Agreement: (a) does not obligate the Company to register the purchased shares via an S-1 or S-3 registration statement; (b) does not contain any downward pricing adjustment mechanism; and (c) does not contain any limitations on Acorn’s maximum percentage ownership of the Company that would interfere with the Company’s ability to sell the maximum available amount of shares contemplated by the Agreement.

Authorized Shares Increase / Takeover Restrictions Removal: The Agreement contains several post-closing covenants that must be satisfied in order to permit the Company to sell Acorn the full amount of shares contemplated by the Agreement, as follows:

First, the Company lacks sufficient authorized but unissued shares of common stock to both issue the maximum available number of shares to Acorn, and meet the Company’s other short- to mid-term stock issuance needs (e.g., shares required to be reserved under the Carebourn and Typenex convertible financings, and shares reserved under the Company’s Equity Incentive Plan). Accordingly, the Agreement calls for the Company to seek the approval of the Board of Directors and the shareholders to increase the Company’s authorized shares from the current 240,000,000 to 375,000,000.

Second, the Company’s Articles of Incorporation contain restrictions, imposed in 2011, on (a) issuances of shares to significant stockholders, and (b) voting rights of persons acquiring control of the Company.  These restrictions were adopted to defend against coercive takeover threats that did not materialize and that do not appear to exist at present.  Because they would interfere with the issuance of shares to Acorn in the Transaction, and would potentially interfere with other financing transactions involving the issuance of large amounts of stock, these restrictions will need to be removed via amendment to the Articles of Incorporation.

In order to amend the Articles of Incorporation, the consent of the Board and a majority of the Company’s stockholders will be required.  Management believes that stockholder consent is easily obtainable from the same group of major stockholders who approved the Company’s prior authorized share increase, via written consent, without the need for a special stockholders meeting. Under applicable law and SEC rules, the Company must provide advance notice of an action by written consent to all stockholders via a Schedule 14C Information Statement, and because the action involves an amendment to the Articles of Incorporation, the 14C must be filed for SEC review in preliminary form before being distributed to the stockholders.  Finally, 20 days after the definitive 14C is distributed, the Company may file to amend the Articles of Incorporation as described above.

Special Committee Review:

Acorn is an affiliate of, and is controlled by, Robert Roche, a member of the Company’s Board of Directors (the “Board”). In order to address the actual and potential conflicts of interest that would be created if Mr. Roche were to take part in the review, negotiation and approval of the Transaction, the Board created a special transaction committee which excluded Mr. Roche (the “Special Committee”), and fully empowered the Special Committee to review, negotiate and vote upon the Transaction.  The Special Committee reviewed all aspects of the Transaction, including the following:

Potential Change in Control:  If the Company sells a substantial number of shares of common stock to Acorn over the term of the Agreement, the Transaction is likely to result in a substantial increase in Mr. Roche’s and Acorn’s ownership and control of the Company, especially if their ownership is considered in concert with that of other affiliated stockholders, such as iVue Holdings, LLC. Taken together, these related stockholders will likely secure effective control over the Company as a result of the Transaction.  The Special Committee considered whether this potential change in control is in the best interests of the Company and its other stockholders.

Sale of Shares to Affiliate of Interested Director at Discount: The Transaction involves the issuance of shares to Acorn at a substantial discount to the current market price, which will be dilutive of existing stockholders.  The Special Committee considered whether this is in the best interests of the Company and its other stockholders, in light of the Company’s financing requirements, and whether the Transaction terms unfairly benefit Mr. Roche and Acorn at the expense of the Company and the other stockholders.

Benefits to the Company.  The Special Committee also considered the potential benefits to the Company that the Transaction offers, namely a ready source of capital that appears to be unavailable from any other source, based upon the Company’s intensive search for financing alternatives throughout 2015, and the fact that, absent the Transaction proceeds, the Company’s short- and mid-term viability is not certain.

The foregoing descriptions of the Agreement are qualified in their entirety by the text of the Agreement which is annexed to this Current Report as Exhibit 4.1.

Item 3.02

Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of Common Stock issued and to be issued by the Company pursuant to the Agreement are issued, and will be issued, in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Subscription Agreement by and between the Company and Acorn Composite Corp., dated January 26, 2016*
99.1	Press Release*

*filed herewith

Forward Looking Statements

This current report contains "forward looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this current report that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. The Company is providing this information as of the date of this current report and does not undertake any obligation to update any forward looking statements contained in this current report as a result of new information, future events or otherwise. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business, including without limitation our expectation that the Company will obtain the shareholder approval described above and required to permit the Company to sell the full amount of Regular Purchase and, if needed, Take-Out Purchase shares described above. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to, the Risk Factors and other information set forth in the Company's Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

By:	/s/ Mark Pacchini
Mark Pacchini Chief Executive Officer

Date:  January 26, 2016

Index to Exhibits

Exhibit No.	Description of Exhibit

4.1	Subscription Agreement by and between the Company and Acorn Composite Corp., dated January 26, 2016*
99.1	Press Release*

*filed herewith